Exhibit 21.1

Subsidiaries of Pacific Office Properties Trust, Inc.

Name	Domicile
Pacific Office Properties, L.P.	Delaware
POPTLP, LLC	Delaware
WFP Mezzanine A, LLC	Delaware
WFP Mezzanine B, LLC	Delaware
WFP Mezzanine C, LLC	Delaware
WFP Mezzanine D, LLC	Delaware
WFP Mezzanine E, LLC	Delaware
Waterfront A, LLC	Delaware
Waterfront B, LLC	Delaware
Waterfront C, LLC	Delaware
Waterfront D, LLC	Delaware
Waterfront E, LLC	Delaware
DPC Mezzanine, LLC	Delaware
Davies Pacific, LLC	Delaware
Pan Am Mezzanine I, LLC	Delaware
Pan Am Mezzanine II, LLC	Delaware
Pan Am Mezzanine III, LLC	Delaware
Pan Am Mezzanine IV, LLC	Delaware
Pan Am I, LLC	Delaware
Pan Am II, LLC	Delaware
Pan Am III, LLC	Delaware
Pan Am IV, LLC	Delaware
Pacific Office Properties Trust (Ward Avenue), LLC	Delaware
101 Park Avenue (1100 Ward), LLC	Delaware
PBN Office, LLC	Delaware
City Center, LLC	Hawaii
STIRR N. Central, LLC	Delaware
Pacific Office Properties Trust/Mezzanine, LLC	Delaware
Pacific Office Properties Trust/Sorrento Tech, LLC	Delaware
POPT Manager, LLC	Delaware
Pacific Office Management, Inc.	Delaware